UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2023

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, par value $0.001 per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 1, 2023, MicroStrategy Incorporated (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC, Canaccord Genuity LLC and Berenberg Capital Markets LLC, as sales agents (the “Agents”), pursuant to which the Company may issue and sell shares of its class A common stock, $0.001 par value per share (“Common Stock”), having an aggregate offering price of up to $750,000,000 (the “Shares”), from time to time through the Agents (the “Offering”). Also, on August 1, 2023, the Company filed a prospectus supplement with the Securities and Exchange Commission in connection with the Offering (the “Prospectus Supplement”) under its existing automatic shelf registration statement, which became effective on June 14, 2021 (File No. 333-257087) (the “Registration Statement”), and the base prospectus contained therein.

Upon delivery of a placement notice, and subject to the terms and conditions of the Sales Agreement, the Agents may sell the Shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. The Company may sell the Shares in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Sales Agreement, but it has no obligation to sell any of the Shares in the Offering. The Company will only sell Shares through one Agent on any single day.

The Company or the Agents may suspend or terminate the Offering upon notice to the other parties and subject to other conditions. Each Agent will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of The Nasdaq Global Select Market.

The Company has agreed to pay the Agents’ commissions for their respective services in acting as agents in the sale of the Shares in the amount of up to 2.0% of gross proceeds from the sale of the Shares pursuant to the Sales Agreement. The Company has also agreed to provide the Agents with customary indemnification and contribution rights.

A copy of the Sales Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares are registered pursuant to the Registration Statement and the base prospectus contained therein, and offerings for the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on May 1, 2023, the Company entered into a Sales Agreement (the “Prior Sales Agreement”) with Cowen and Company, LLC and Canaccord Genuity LLC, as sales agents (the “Prior Agents”), pursuant to which the Company could issue and sell shares of its Common Stock, having an aggregate offering price of up to $625.0 million (the “Prior ATM Shares”) from time to time through the Prior Agents (the “Prior Offering”). On August 1, 2023, the Company entered into a letter agreement with the Prior Agents, pursuant to which the parties agreed to terminate the Prior Sales Agreement, effective at 4:15 p.m. ET on August 1, 2023. Prior to termination of the Prior Offering, the Company had issued and sold an aggregate of 1,079,170 Prior ATM Shares under the Prior Sales Agreement for aggregate net proceeds to the Company (less sales commissions and expenses) of approximately $333.5 million.

The Company filed a prospectus supplement with the Securities and Exchange Commission on May 1, 2023, relating to the Prior Offering (the “Prior Prospectus Supplement”) under the Company’s automatic shelf registration statement, which became effective on June 14, 2021 (File No. 333-257087). The termination of the Prior Sales Agreement terminated any future sales of the Prior ATM Shares through the Prior Offering pursuant to the Prior Prospectus Supplement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated as of August 1, 2023, by and among the Company, Cowen and Company, LLC, Canaccord Genuity LLC and Berenberg Capital Markets LLC

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2023	MicroStrategy Incorporated
(Registrant)

	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Senior Executive Vice President & General Counsel